UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2023
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Cactus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024
(Address of principal executive offices)
(Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2023, the Compensation Committee approved a one-time grant of restricted stock units (“RSUs”), which were granted effective March 10, 2023, to Stephen Tadlock and Steven Bender in accordance with the terms and provisions of the Company’s Long Term Incentive Plan. The RSUs granted to Mr. Tadlock and Mr. Steven Bender have a grant date value of $4,000,000 each and will cliff vest on the fourth anniversary of the grant date, unless the recipient’s employment is terminated by the Company without cause after the second anniversary of the grant date, in which case the RSUs will vest pro rata based on the proportion of the time the RSUs are held prior to such termination and four years. The number of RSUs granted to Mr. Tadlock and Mr. Steven Bender were determined based on a value of $4,000,000 each, taking the average of the closing price of the stock for the twenty business days prior to the grant date. Mr. Tadlock and Mr. Steven Bender have been identified as key executives of the Company and these grants are intended to help retain these key executives.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

March 14, 2023	By:	/s/ Stephen Tadlock
Date	Name:	Stephen Tadlock
	Title:	Vice President, Chief Financial Officer and Treasurer

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